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                                    EXHIBIT 5

                                 --------------

                  [Letterhead of Falcon Drilling Company, Inc.]


                                                          April 30, 1997

Falcon Drilling Company, Inc.
1900 West Loop South
Suite 1800
Houston, TX  77027

    Re:  REGISTRATION OF 392,157 SHARES OF COMMON STOCK,
         PAR VALUE $.01 PER SHARE, OF FALCON DRILLING COMPANY, INC.

Ladies and Gentlemen:

        I am the Vice President and General Counsel of Falcon Drilling Company, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the offering by a certain stockholder of the Company (the "Selling Stockholder") of up to 392,157 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of the Company.

        I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

        In rendering the foregoing opinion, I have relied as to certain factual matters upon certificates of officers of the Company and public officials, and I have not independently checked or verified the accuracy of the statements contained therein. In addition, my examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, and to the reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                              Very truly yours,


                                              /s/ Leighton E. Moss
                                              ----------------------
                                              Leighton E. Moss, Esq.
                                                Vice President and
                                                  General Counsel


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